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Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-276209) and Form S-8 (No. 333-261422) of GreenPower Motor Company Inc. ("the Company") of our report dated June 28, 2024 relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 20-F. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Canada LLP

Vancouver, Canada
July 1, 2024

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms